UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2006

Paradigm Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Wyoming (State or other jurisdiction of incorporation)	09-154 (Commission File Number)	83-0211506 (IRS Employer Identification No.)

9715 Key West Avenue, Third Floor, Rockville, Maryland 20850
(Address of principal executive offices) (Zip code)

(301) 468-1200
Registrant's telephone number, including area code

None
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 14, 2006, Paradigm Holdings, Inc. (the “Company”) entered into a Letter Agreement with Chevy Chase Bank (the “Bank” and together with the Company, the “Parties”) pursuant to which the Parties agreed to modify certain terms of that certain Loan and Security Agreement, dated July 28, 2005, by and between the Parties (the “Original Agreement”). Specifically, the Bank has agreed to extend the deadline set forth in the Original Agreement for compliance by the Company of certain financial benchmark covenants until December 15, 2006 (the “Extension”). In exchange for the Extension, the Company shall pay to the Bank a deferral fee equal to Two Thousand Dollars ($2,000) and deliver to the Bank additional information by December 1, 2006. A copy of the Letter Agreement is attached hereto as Exhibit 99.1. Failure to meet this Extension deadline shall result in a default under the Original Agreement.

EXHIBIT	DESCRIPTION	LOCATION

Exhibit 99.1	Letter Agreement, dated November 14, 2006, by and between the Company and Chevy Chase Bank	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	PARADIGM HOLDINGS, INC.

	By:	/s/ Raymond A. Huger
Raymond A. Huger Chairman & Chief Executive Officer